EXHIBIT 10.18


                                ESCROW AGREEMENT
                                ----------------

     This ESCROW AGREEMENT, dated July 28, 2006 ("Escrow Agreement") is entered into by and among Bluecoral Limited, a private company organized under the laws of Ireland ("Purchaser"), ARC Wireless Solutions, Inc., a Utah corporation (the "Seller") and Consumer Title Services, LLC ("Escrow Agent"). Purchaser, Seller and Escrow Agent sometimes are referred to herein individually as a "Party" and collectively as the "Parties."

                                    RECITALS

     WHEREAS, Purchaser, Seller and Winncom Technologies Corp., a Maryland corporation (the "Company") entered into a Stock Purchase Agreement, dated as of July 28, 2006 (the "Purchase Agreement"), whereby Purchaser is purchasing all outstanding common stock of the Company from Seller;


     WHEREAS, the terms of the Purchase Agreement require that the purchase price thereunder shall be held and placed into an escrow account for a period beginning on the date the parties enter into the Purchase Agreement and ending on the Closing Date as defined in the Purchase Agreement;

     WHEREAS, the Parties have agreed upon and wish to set forth in this Escrow Agreement the terms and conditions with respect to the amounts to be placed in escrow and held by Escrow Agent hereunder.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises contained herein, intending to be legally bound, the Parties agree as follows:

     1. Acceptance of Appointment; Deposit of Escrow Amount. Purchaser and Seller hereby appoint and designate Escrow Agent as escrow agent to establish an escrow account (the "Escrow Fund") to receive, hold and disburse Seventeen Million Dollars ($17,000,000.00) plus Investment Income thereon (as defined in
Section 6 below) (the "Escrow Amount") in accordance with the terms and conditions set forth herein, and Escrow Agent hereby accepts such appointment and designation and agrees to establish the Escrow Fund and to act as the escrow agent for the Escrow Fund, in each case upon the terms and conditions set forth in this Escrow Agreement.

     2. Establishment of the Escrow Fund. Concurrently with the execution of this Escrow Agreement, Purchaser has deposited the Escrow Amount with Escrow Agent in immediately available funds and Escrow Agent acknowledges receipt thereof. Escrow Agent shall hold, invest and disburse the Escrow Amount as increased by any Investment Income thereon and as reduced by any disbursements pursuant to the terms of this Escrow Agreement.

     3. Conditions of Escrow. On the Closing Date (the "Final Distribution Date"), (i) if the majority of the Escrow Amount shall be distributed to Seller, Purchaser shall give written notice to Escrow Agent in the form attached hereto

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as Exhibit B, or (ii) if all of the Escrow Amount shall be distributed to
Purchaser, Seller shall give written notice to Escrow Agent in the form attached hereto as Exhibit C (the written notice delivered to Escrow Agent under this Section 3 is hereafter referred to as the "Notice"). Upon receipt of the Notice the Escrow Agent shall distribute to Seller the amount specified in the Notice.

     4. Release and Application of Escrow Fund. Escrow Agent shall hold the Escrow Fund under the provisions of this Escrow Agreement, and covenants and agrees not to distribute any portion of the Escrow Amount, until authorized hereunder to deliver any specified portion thereof as follows:

          (a) Distributions of all or a portion of the Escrow Fund shall be made in the manner and to the extent authorized under Section 3.

          (b) Notwithstanding any provision herein to the contrary, if at any time Purchaser and Seller jointly execute a written notice providing Escrow Agent with disbursement instructions for all or part of the Escrow Fund then remaining, Escrow Agent shall disburse all or a portion, as applicable, of the Escrow Fund, together with any Investment Income thereon, in accordance with the instructions contained in such notice.

     5. Investment of Escrow Fund. Until termination of this Agreement, Escrow Agent shall invest and reinvest the Escrow Fund in an UBS Financial Services Account entitled "Consumer Title Services, LLC for the benefit of Bluecoral Limited." Escrow Agent is authorized to liquidate, in accordance with its customary procedures, any portion of the Escrow Fund consisting of investments to provide for payments required to be made and due but not paid under this Escrow Agreement.

     6. Investment Income. Income, interest, increments and realized gains paid upon the Escrow Fund (the "Investment Income") shall be retained in the Escrow Fund until disbursed pursuant to Section 4. The Parties agree that, for tax reporting purposes, the Investment Income earned on the Escrow Fund in any tax year shall be taxable to Purchaser. Escrow Agent shall comply with all applicable tax reporting requirements that arise with respect to the Escrow Fund in a manner consistent with the above treatment. Purchaser shall provide to Escrow Agent all necessary forms Escrow Agent may reasonably request to allow Escrow Agent to comply with the conditions of this Section 6.

     7. Notices. All notices, requests, demands, and other communications under this Escrow Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the Party to whom notice is to be given, (b) on the day of transmission if sent by facsimile/email transmission to the facsimile number/email address given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission,
(c) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service, or (d) on the fifth day after mailing, if mailed to the Party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to the Party as follows:

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                  If to Purchaser:

                           Bluecoral Limited
                           RSM House
                           Herbert Street
                           Dublin 2, Ireland

                  with a copy to:

                           Watkins, Bates & Carey
                           405 Madison Avenue, Suite 1900
                           Toledo, OH  43604-1207
                           Telephone: (419) 241-2100
                           Facsimile:  (419) 787-9582
                           Attention:  John M. Carey, Esq.

                  If to Seller:

                           ARC Wireless Solutions, Inc.
                           10601 West 48th Avenue
                           Wheat Ridge, Colorado 80033-2660
                           Telephone: (303) 421-4063
                           Facsimile:  (303) 424-5085
                           Attention:  Randall P. Marx
                                          Chief Executive Officer

                  with a copy to:

                           Patton Boggs LLP
                           1660 Lincoln Street, Suite 1900
                           Denver, Colorado  80264
                           Telephone: (303) 830-1776
                           Facsimile:  (303) 894-9239
                           Attention:  Alan Talesnick, Esq.

                  If to Escrow Agent:

                           Consumer Title Services, LLC
                           6377 S. Revere Pkwy., Suite 400
                           Centennial, Colorado 80111
                           Telephone: (303) 302-4000
                           Facsimile:  (303) 758-2051
                           Attention:  Liz King, Escrow Manager

or to such other address as a Party shall designate by written notice to all other Parties.

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     8. Escrow Agent's Liability. Escrow Agent undertakes to perform such duties and only such duties as are specifically set forth in this Escrow Agreement and, except as specifically set forth herein, no implied covenants or obligations shall be read into this Escrow Agreement against Escrow Agent. In the absence of gross negligence or willful misconduct on its part, Escrow Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to Escrow Agent by any Party. Escrow Agent may act upon any instrument, certificate, opinion or other writing believed by it without gross negligence to be genuine, and shall not be liable in connection with the performance by it of its duties pursuant to the provisions of the Escrow Agreement, except for either the breach of its covenants in this Escrow Agreement or its own gross negligence or willful misconduct. Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel. Escrow Agent may execute powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys. Without limiting the generality of the foregoing, should any dispute arise among the parties, or should any party or any third party serve the Escrow Agent with notice of a claim, the Escrow Agent is authorized: (i) to retain the Escrow Fund without liability to anyone until such dispute has been settled by mutual written agreement of the parties concerned or by an order, decree or judgment, as the case may be), or until such notice shall have been withdrawn (in which event the Escrow Agent shall then disburse the Escrow Funds in accordance with the terms of this Agreement, (ii) to take any and all such actions as the Escrow Agent deems necessary or desirable, in its sole and absolute discretion, to discharge and terminate its duties under this Agreement, including but not limited to, paying the Escrow Fund into any court and bringing any action of interpleader or any other proceeding, or (iii) to deposit the Escrow Fund with the clerk of the court in which any litigation among the parties is pending; provided, however, that the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceeding. In the event of any such litigation or proceedings among the parties, Purchaser and the Seller shall pay the attorney's fees and other costs incurred by the Escrow Agent in respect thereof.

     9. Termination of Escrow. This Escrow Agreement shall terminate and be of no further force or effect upon the distribution and release of all of the funds held in the Escrow Fund.

         10. Fees and Expenses. Escrow Agent is entitled to compensation in accordance with Exhibit A attached hereto and incorporated herein by reference and shall be paid by Purchaser. If such compensation is not already paid in full at the time of the final distribution to Purchaser under this Agreement, Escrow
Agent may deduct any and all fees due and owing at that time from the amount being remitted to Purchaser at that time. The fee agreed upon for the services rendered hereunder is intended as full compensation for Escrow Agent's services as contemplated by this Escrow Agreement.

         11. Resignation. Escrow Agent may resign upon 30-days advance written notice to the Parties. In such event, Purchaser and Seller shall promptly select a bank that will be appointed as successor escrow agent, and the Parties shall enter into an agreement with such successor escrow agent in substantially the same form as this Escrow Agreement. Upon the effective date of such resignation, Escrow Agent shall deliver the Escrow Fund to such successor escrow agent.

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Resignation shall not relieve Escrow Agent from responsibility to account to any
Party hereto for funds received by Escrow Agent prior to the effective date of such resignation. If a successor for Escrow Agent hereunder shall not have been selected, as aforesaid, Escrow Agent shall be entitled to petition any court of competent jurisdiction for the appointment of a successor for it hereunder or, in the alternative, it may (i) transfer and deliver the funds deposited in the Escrow Fund to or upon the order of such court or (ii) keep all funds in the Escrow Fund until it receives joint written notice from Purchaser and Seller of a substitute appointment. Escrow Agent shall be discharged from all further duties hereunder upon acceptance by the substitute of its duties hereunder or upon transfer and delivery of the funds in the Escrow Fund to or upon the order of any court of competent jurisdiction. Any expenses incurred by Escrow Agent in petitioning a court of competent jurisdiction under this section, including reasonable attorneys' fees, shall be paid from the Escrow Fund.

     12. Successors and Assigns. Except as otherwise provide for in this Escrow Agreement, no Party shall assign this Escrow Agreement or any rights or obligations hereunder without the prior written consent of the other Parties and any such attempted assignment without such prior written consent shall be void and of no force and effect. This Escrow Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the Parties.

     13. Governing Law; Jurisdiction. This Escrow Agreement shall be construed, performed, and enforced in accordance with, and governed by, the internal laws of the State of Colorado, without giving effect to the principles of conflict of laws thereof.

     14. Amendments; Waivers. This Escrow Agreement may be amended or modified, and any of the terms, covenants, representations, warranties, or conditions hereof may be waived, only by a written instrument executed by the Parties, or in the case of a waiver, by the Party waiving compliance. Any waiver by any Party of any conditions, or of the breach of any provision, term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such conditions, or of the breach of any other provision, term, covenant, representation, or warranty of this Escrow Agreement.

     15. Counterparts. This Escrow Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

     16. Entire Agreement. This Escrow Agreement contains the entire understanding among the Parties with respect to the escrow contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such escrow.

     17. Section Headings. The section headings in this Escrow Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Escrow Agreement.

     18. Severability. In the event that any part of this Escrow Agreement is declared by any court or other judicial or administrative body to be null, void, or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Escrow Agreement shall remain in full force and effect.

                            [SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, the Parties have caused this Escrow Agreement to be signed the day and year first above written.



                                    PURCHASER
                                    ---------

                                            BLUECORAL LIMITED

                                            By:  /s/  Marcus Hugelshofer
                                               --------------------------------
                                            Name:     Marcus Hugelshofer
                                            Title:    Director




                                     SELLER
                                     ------

                                            ARC WIRELESS SOLUTIONS, INC.

                                            By:  /s/  Randall P. Marc
                                               --------------------------------
                                            Name:     Randall P. Marx
                                            Title:    Chief Executive Officer


                             CONSUMER TITLE SERVICES, LLC
                             -----------------------------

                                                      as Escrow Agent

                                            By:  /s/  Liz King
                                               --------------------------------
                                            Name:     Liz King
                                            Title:    Escrow Manager

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